EXHIBIT 24
XSTREAM SYSTEMS, INC.
CERTIFICATE OF SECRETARY
     The undersigned, Anthony R. Chidoni, Secretary of XStream Systems, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by written consent dated as of July 16, 2010 and such resolutions have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.
     IN WITNESS WHEREOF, I have hereunto subscribed my name as corporate secretary of the Corporation this 20th day of August, 2010.

/s/ Anthony R. Chidoni
Anthony R. Chidoni, Secretary

XSTREAM SYSTEMS, INC.
WRITTEN CONSENT OF THE BOARD OF DIRECTORS
July 16, 2010
Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and the Amended and Restated Bylaws of XStream Systems, Inc., a Delaware corporation (the “Corporation”), the undersigned, being all of the members of the board of directors of the Corporation (the “ Board of Directors” or, the “Board” ), do hereby approve, adopt and ratify the following resolutions, with the intention that such resolutions have the same force and effect as if duly taken and adopted at a meeting of this Board of Directors duly called and legally held.
Resolutions re Power of Attorney
RESOLVED, that the Co-Chief Executive Officer and Chief Operating Officer (the “Co-Chief Executive Officer”) and Chief Financial Officer and Executive Vice President (the “Chief Financial Officer”) of the Corporation be, and each of them hereby is, authorized to execute and deliver on behalf of the Corporation the Registration Statement on Form S-1, and all amendments thereto (333- 163046) (the “Registration Statement”) in the form presented to this meeting with such changes therein as either of them shall approve; and further
RESOLVED, that the Co-Chief Executive Officer and the Chief Financial Officer of the Corporation be, and each of them hereby is, authorized to execute such registration statement; and further
RESOLVED, that the officers of the Corporation be and each of them hereby is, authorized and directed to file such Registration Statement, with all the exhibits thereto and any other documents that may be necessary or desirable in connection therewith, after its execution by the foregoing officers and by a majority of this Board of Directors, with the Securities and Exchange Commission; and further
RESOLVED, that the officers and directors of the Corporation who may be required to execute such Registration Statement be, and each of them hereby is, authorized to execute a power of attorney in the form annexed hereto appointing Anthony R. Chidoni and Dennis K. Cummings, and each of them, severally, his true and lawful attorneys and agents to act in his name, place and stead, to execute said Registration Statement and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith; and further
RESOLVED, that the signature of any officer of the Corporation required by law to affix his signature to such Registration Statement or to any amendment or supplement thereto and such additional documents as they may deem necessary or advisable in connection therewith, may be affixed by said officer personally or by any attorney-in-fact duly constituted in writing by said officer to sign his name thereto; and further
RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to execute such amendments or supplements to such Registration Statement and such additional documents as they may deem necessary or advisable in connection with any such amendment or supplement and to file the foregoing with the Securities and Exchange Commission; and further
RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take such actions and to execute such other documents, agreements or instruments as may be necessary or desirable in connection with the foregoing.

ANNEX
POWER OF ATTORNEY
The undersigned officer or director of XStream Systems, Inc., does hereby constitute and appoint Anthony R. Chidoni and Dennis K. Cummings, and each of them (with full power to each of them to act alone), my true and lawful attorneys-in-fact and agents, with full power of substitution, for me and in my stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

[XStream Systems, Inc. Unanimous Written Consent Signature Page]
     IN WITNESS WHEREOF, the undersigned members of the Board of Directors of the Corporation have duly executed this unanimous written consent as the date first above written.

DIRECTORS:
/s/ James J. Lowrey
James J. Lowrey, Chairman

/s/ Joseph J. Melone
Joseph J. Melone, Vice Chairman

/s/ Anthony R. Chidoni
Anthony R. Chidoni

/s/ Ash K. Chawla
Ash K. Chawla

/s/ Dennis H. Ferro
Dennis H. Ferro

/s/ Simon Irish
Simon Irish

/s/ Robert Kennedy
Robert Kennedy

/s/ Philip A. Odeen
Philip A. Odeen

/s/ E. Darracott Vaughan, Jr.
Dr. E. Darracott Vaughan, Jr.

/s/ Stuart L. Weinstein
Dr. Stuart L. Weinstein

/s/ John Reginald Murphy
John Reginald Murphy